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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Seacoast Financial Services Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                      April 15, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Seacoast Financial Services Corporation to be held on Tuesday, May 20, 2003 at 10:00 a.m., local time, at the Hawthorne Country Club, 970 Tucker Road, North Dartmouth, Massachusetts.

        At the Annual Meeting, you will be asked to consider and vote upon the election of a class of four directors and the approval of the Seacoast Financial Services Corporation 2003 Stock Incentive Plan. The Board of Directors has fixed the close of business on Tuesday, April 1, 2003 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

        The officers and directors look forward to greeting you personally at the Annual Meeting. However, whether or not you plan to attend personally and regardless of the number of shares you own, it is important that your shares be represented.

        You are urged to sign and return the enclosed proxy promptly in the postage-paid envelope provided for your convenience.

                      Sincerely,

                      /s/ KEVIN G. CHAMPAGNE

                      KEVIN G. CHAMPAGNE
                       President and Chief Executive Officer

SEACOAST FINANCIAL SERVICES CORPORATION
P.O. Box 2101
New Bedford, Massachusetts 02741

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 20, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Seacoast Financial Services Corporation, a Massachusetts bank holding company (the "Company"), will be held at the Hawthorne Country Club, 970 Tucker Road, North Dartmouth, Massachusetts, on Tuesday, May 20, 2003, beginning at 10:00 a.m., local time, for the following purposes:

  1.
  To elect a class of four Directors of the Company;

  2.
  To approve the Seacoast Financial Services Corporation 2003 Stock Incentive Plan; and

  3.
  To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

        The Board of Directors recommends that you vote FOR the nominees for Director listed in the accompanying proxy statement and FOR approval of the 2003 Stock Incentive Plan.

        The Board of Directors has fixed the close of business on April 1, 2003 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Accordingly, only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      /s/ J. Louis LeBlanc

                      J. Louis LeBlanc
                       Clerk

New Bedford, Massachusetts
April 15, 2003

IMPORTANT

        Even though you may plan to attend the Annual Meeting in person, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

SEACOAST FINANCIAL SERVICES CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held on Tuesday, May 20, 2003

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Seacoast Financial Services Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hawthorne Country Club, 970 Tucker Road, North Dartmouth, Massachusetts, beginning at 10:00 a.m., local time, and at any adjournments thereof.

        This Proxy Statement and the accompanying Notice and Proxy are first being mailed to stockholders of the Company on or about April 15, 2003 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on April 1, 2003 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 23,091,774 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issued, outstanding and entitled to vote at the Annual Meeting and approximately 5,422 holders of record of Common Stock. The holders of the Common Stock on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments thereof.

        The presence, in person or by proxy, of at least a majority in interest of all the Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the Common Stock present and voting, in person or by proxy, is required to elect each of the nominees for Director. The affirmative vote of a majority of the Common Stock present and voting, in person or by proxy, is required to approve the 2003 Stock Incentive Plan. Any abstentions or broker non-votes will count as "present" toward formation of a quorum for transaction of business at the Annual Meeting. A non-vote occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Assuming the presence of a quorum, abstentions and broker non-votes will have no effect on the outcome of the election of Directors, but will have the effect of a negative vote with respect to the 2003 Stock Incentive Plan. Votes will be tabulated by the Company's transfer agent, Registrar and Transfer Company.

        Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given in such proxies, they will be voted FOR the election of the four nominees for Director listed in this Proxy Statement and FOR approval of the 2003 Stock Incentive Plan.

        Any properly completed proxy may be revoked at any time before the commencement of voting on any matter at the Annual Meeting or any adjournment thereof by giving written notice of revocation to the Clerk of the Company (One Compass Place, New Bedford, Massachusetts 02740), or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION

        The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2002 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

        The Annual Report to Stockholders includes the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (excluding exhibits). Additional copies of the Company's Annual Report on Form 10-K (excluding exhibits) are available without charge upon request. Such requests should be directed to Shareholder Relations, Seacoast Financial Services Corporation, P.O. Box 2101, New Bedford, Massachusetts 02741.

GENERAL

        Seacoast Financial Services Corporation is the holding company for Compass Bank for Savings and Nantucket Bank (the "Banks").

PROPOSAL 1—ELECTION OF DIRECTORS

        The Board of Directors of the Company consists of 14 members and is divided into three classes, two of which have five members and one of which has four members. The Board of Directors has reduced the size of the Board to 13, effective as of the Annual Meeting. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

        Pursuant to the Company's By-laws, the Board of Directors acted as a nominating committee for selecting nominees for election as Directors. The Board has nominated Howard C. Dyer, Jr., Thornton P. Klarén, Jr., Reale J. Lemieux and Joseph H. Silverstein as Directors for a three-year term. Each of the nominees is currently serving as a Director of the Company.

        Unless authority is withheld, proxies in the accompanying form will be voted FOR the election of the four nominees, to hold office until the 2006 annual meeting of stockholders or special meeting in lieu thereof and until their respective successors are elected and qualified. If the proxy withholds authority to vote for one or more nominees for Director, the stockholder's instructions will be followed.

        The Company has no reason to believe that any of the nominees will not be able to serve. In the event that any nominee is unable to serve at the time of the election, the shares represented by the proxy will be voted for the other nominees and may be voted for a substitute for that nominee.

        The Board of Directors recommends that you vote FOR the election of the four nominees for Director listed in this proxy statement.

Information Regarding Nominees and Directors

        The following table sets forth certain information (as of April 1, 2003) regarding the Directors of the Company who will continue as Directors after the Annual Meeting and the nominees for Director of the Company:

Name	Age	Director Since*	Term as Director Will Expire
Kevin G. Champagne	53	1993	2005
**Howard C. Dyer, Jr.	74	1963	2003
Mary F. Hebditch	71	1998	2005
Glen F. Johnson	78	1972	2004
**Thornton P. Klarén, Jr.	67	1968	2003
J. Louis LeBlanc	63	1982	2004
Frederic D. Legate	61	1998	2004
**Reale J. Lemieux	64	1998	2003
A. William Munro	69	1986	2004
Philip W. Read	66	2001	2005
Carl Ribeiro	56	1991	2005
**Joseph H. Silverstein	76	1980	2003
Gerald H. Silvia	68	1990	2005

*
Includes (where applicable) service as trustee of Compass Bank prior to its reorganization into the mutual holding company form of organization (the "Reorganization") and as a trustee of the Company from the date of Reorganization until the conversion of the Company from a mutual to a stock holding company.

**
Nominees for Director.

        The principal occupation and business experience during at least the last five years for each Director and nominee is set forth below.

        David P. Cameron was President of Morse Cutting Tools in New Bedford, Massachusetts until his retirement in 1982.

        Kevin G. Champagne has served as President and Chief Executive Officer of the Company since its formation in 1994 and as President and Chief Executive Officer of Compass Bank since 1994. Prior to 1994, Mr. Champagne was Executive Vice President/Retail Banking of Compass Bank.

        Howard C. Dyer, Jr. was General Manager, New Bedford Storage Warehouse, New Bedford, Massachusetts, until his retirement in 1996.

        Mary F. Hebditch has been a self-employed public accountant and auditor in Sandwich, Massachusetts since 1983. Ms. Hebditch served as a director of Sandwich Co-operative Bank and Sandwich Bancorp, Inc. prior to the Company's acquisition of Sandwich Bancorp, Inc. Ms. Hebditch is a Certified Public Accountant.

        Glen F. Johnson was a General Manager, Goodyear Tire and Rubber, New Bedford, Massachusetts, until his retirement in 1985.

        Thornton P. Klarén, Jr. was a sales executive with Equi-Lube Inc. until his retirement in 1998.

        J. Louis LeBlanc is an attorney in private practice in New Bedford, Massachusetts.

        Frederic D. Legate has been retired since the Company acquired Sandwich Bancorp, Inc. in December 1998. Prior to his retirement, he served as President and Chief Executive Officer and as a director of Sandwich Co-operative Bank and of Sandwich Bancorp, Inc., positions he held since 1981 and 1997, respectively.

        Reale J. Lemieux has owned and operated Bay Beach, a bed and breakfast establishment in Sandwich, Massachusetts, since 1988. Mr. Lemieux served as a director of Sandwich Co-operative Bank and Sandwich Bancorp, Inc. prior to the Company's acquisition of Sandwich Bancorp, Inc.

        A. William Munro is President of Munro Distributing, Inc., Fall River, Massachusetts.

        Philip W. Read is President of Jared Coffin House, Inc., Nantucket, Massachusetts. Mr. Read serves as Chairman of the Board of Nantucket Bank.

        Carl Ribeiro is President, Luzo Foodservice Corp., New Bedford, Massachusetts.

        Joseph H. Silverstein was the President of Silverstein's Family Store, a retail clothing store located in New Bedford, Massachusetts, until his retirement in 1992.

        Gerald H. Silvia was the owner of Americana Group Travel, a travel agency located in Tiverton, Rhode Island, until his retirement in 2002.

Committees and Meetings of the Board of Directors

        For the year ended December 31, 2002, the Company's Board of Directors met 13 times. Each incumbent Director attended at least 75% of all meetings of the Company's Board and any committees thereof of which he or she was a member.

        The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee, but does not have a nominating committee or another committee performing a similar function.

        The Executive Committee, of which Messrs. Champagne, Dyer, Johnson, LeBlanc, Legate, Munro and Silverstein are current members, is the primary operating committee of the Board of Directors and is vested with the authority of the Board in most matters, except those powers which by law may not be delegated. During 2002, the Executive Committee of the Company met 14 times.

        The Audit Committee, which is comprised of Messrs. Klarén, Read, Ribeiro and Silvia and Ms. Hebditch, is responsible for the selection of the Company's independent public accountants, overseeing the internal audit function, reviewing the scope of the annual audit of the Company's consolidated financial statements, reviewing the report of the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of the Company's internal accounting controls, and aiding the Board in discharging its responsibility in financial reporting and related matters. Specific functions and responsibilities of the Audit Committee are set forth in the Committee's Charter, a copy of which is attached as Appendix A. During 2002, the Audit Committee of the Company met six times.

        The Compensation Committee, of which Messrs. Dyer, LeBlanc, Legate, Lemieux and Ribeiro are current members, reviews and establishes salaries and other compensation of certain officers and employees of the Company. During 2002, the Compensation Committee of the Company met three times.

        The Board of Directors of the Company nominates candidates for election as Directors. In accordance with the Company's By-laws, the Board will consider nominees recommended by a stockholder of the Company, provided that the stockholder notifies the Clerk of the Company of the proposed nominee in writing, setting forth certain required information regarding the nominee. Such notification must be made in a timely manner, as set forth in the By-laws. To be timely, such notice must be received by the Company not less than 60 nor more than 150 days prior to the scheduled date of the annual meeting of stockholders, or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, within 10 days of the date notice of the scheduled annual meeting was mailed or the day on which public disclosure of the date of the annual meeting was made. The Board, a designated committee thereof, or the presiding officer may reject any stockholder nomination that is not timely made or does not otherwise satisfy the requirements of the Company's By-laws in any material respect.

Compensation of Directors

        During the year ended December 31, 2002, Directors received $900 for each Board meeting that they attended. Directors who do not also serve on the Executive Committee also received an annual retainer of $6,500. Members of the Executive Committee received an annual retainer of $15,000 and $900 for each meeting that they attended during the year. Members of the Audit Committee, the Compensation Committee, the Compliance Committee, the CRA Committee, the Risk Management Committee and the Trust Committee received $700 for each meeting that they attended during the year. The Chairman of each of these committees additionally receives an annual retainer of $2,000. The most senior member of the Board of Directors of Compass Bank receives an annual retainer of $5,000 for duties performed in connection with his appointment as a non-operating Vice President of the Company. Mr. Champagne does not receive any fees for service on the Board of Directors of the Company or for service on any committees.

        Directors may participate in the Company's directors' deferred compensation plan pursuant to which Directors may defer any compensation or fees earned from their position as a Director of the Company.

Report of the Audit Committee

        The Audit Committee has reviewed and discussed the audited financial statements of the Company contained in the 2002 Annual Report on SEC Form 10-K with the Company's management and KPMG LLP, the Company's independent auditors. The Audit Committee has also discussed the matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees," with KPMG LLP. SAS 61 includes, among other things, the methods used to account for any significant non-routine transactions and the effect of significant accounting policies. The Audit Committee has received the written report, disclosure and letter from KPMG LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors their independence.

        Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. Also, the Board of Directors has determined that the members of the Audit Committee are independent under the rules of Nasdaq, the listing standards applicable to the Company. The Audit Committee operates under a written charter, approved by the Board. A copy of the Charter, which was revised in 2003 to comply with the Sarbanes-Oxley Act of 2002, is included as Appendix A to this Proxy Statement.

                      Carl Ribeiro, Chairman
                      Mary F. Hebditch
                      Thornton P. Klarén, Jr.
                      Philip W. Read
                      Gerald H. Silvia

PROPOSAL TWO—APPROVAL OF THE 2003 STOCK INCENTIVE PLAN

        The Board of Directors of the Company has adopted the Seacoast Financial Services Corporation 2003 Stock Incentive Plan (the "2003 Plan"), subject to approval by the stockholders. The Plan must be approved by the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting and voting on the 2003 Plan. The full text of the 2003 Plan as adopted by the Board of Directors is printed as Appendix B. The following is a summary of some of its provisions.

        The 2003 Plan will be administered by a committee (the "Plan Committee") of the Board of Directors consisting of all members of the Compensation Committee (not less than two persons) who qualify both as "Non-employee Directors" within the meaning of Section 16b-3 under the Securities Exchange Act of 1934 and as "Outside Directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Plan Committee will select the individuals to whom options are granted and will determine the number of shares covered by each option and the terms of each option, subject to the provisions of the 2003 Plan. Options may be granted under the 2003 Plan to officers, directors and employees. As of April 1, 2003, 13 directors of the Company (excluding Mr. Champagne, who is also an officer of the Company), 11 directors of Nantucket Bank (excluding three directors who are also Directors of the Company and one director who is also an officer of the Company) and approximately 13 officers and 790 non-officer employees were eligible to participate in the 2003 Plan.

        The 2003 Plan authorizes the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code, and options that do not so qualify ("Non-Qualified Options"). Up to 1,100,000 shares of Common Stock (subject to adjustment upon certain changes in the capitalization of the Company) may be issued pursuant to awards granted under the 2003 Plan. In no event may any Plan participant be granted options with respect to more than 100,000 shares of Common Stock in any calendar year. The closing price of the Common Stock on April 1, 2003 was $18.50.

        No Incentive Options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary ("greater-than-ten-percent-stockholders")).

        The exercise price of Incentive Options and Non-Qualified Options granted under the 2003 Plan must be at least equal to the fair market value of the Common Stock on the date prior to the date of grant (110% of fair market value in the case of an Incentive Option granted to a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed one hundred thousand dollars ($100,000). Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee.

        Incentive Options generally may not be exercised (i) after termination of the optionee's employment by the Company for cause, (ii) 30 days after termination of the optionee's employment either voluntarily or by the Company without cause, (iii) three months after termination of the optionee's employment with the Company by retirement in accordance with the Company's retirement policies, (iv) six months following the optionee's termination of employment with the Company by reason of disability, or (v) one year following the optionee's termination of employment with the Company by reason of death. In all cases, however, the Plan Committee has the discretion to extend the exercise date. The Plan Committee has the discretion to determine terms and conditions relating to the termination of Non-Qualified Options.

        Payment of the exercise price of the shares subject to an Option may be made (i) in cash or by certified or bank check or other instrument acceptable to the Plan Committee for an amount equal to the exercise price for such shares, (ii) with the consent of the Plan Committee, in the form of mature shares of Common Stock having a fair market value equal to the exercise price of the shares, (iii) with the consent of the Plan Committee, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price, provided that the optionee and the broker comply with any procedures and enter into any agreements prescribed by the Plan Committee as a condition of such payment procedure, (iv) with the consent of the Plan Committee, by reducing the number of option shares otherwise issuable to the optionee upon exercise of the option by a number of shares of Common Stock having a fair market value equal to the aggregate exercise price, or (v) by any other means that the Plan Committee determines are consistent with the purpose of the 2003 Plan and with applicable laws and regulations.

        At the discretion of the Plan Committee, options granted under the 2003 Plan may include a so-called "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Common Stock would automatically be granted an additional option (with an exercise price equal to the fair market value of the Common Stock on the date the additional option is granted and with the same expiration date as the original option being exercised, and with such other terms as the Plan Committee may provide) to purchase that number of shares of Common Stock equal to the number of shares delivered to exercise the original option, provided that the grant of such additional option is subject to the availability of shares of Common Stock under the 2003 Plan at the time of the exercise of the original option.

        In the event of a change of control, as defined in the 2003 Plan, (i) the time for exercise of all unexercised and unexpired options will be automatically accelerated, effective as of the effective time of the change in control) or such earlier date as may be specified by the Plan Committee) and (ii) after the effective time of the change of control, all unexercised options will remain outstanding and will be exercisable in full for shares of Common Stock or, if applicable, for shares of such securities, cash or property as the holders of shares of Common Stock received in connection with the change of control.

        Federal Income Tax Information with Respect to the 2003 Plan.    The grantee of a Non-Qualified Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Non-Qualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Non-Qualified Option.

        The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. There is no tax upon exercise of an Incentive Option, except that the excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

        If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the underlying shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder recognizes ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or within one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

        Unless authority to do so has been limited in a proxy, it is the intention of the persons named as proxies to vote the shares represented by the proxy FOR the approval of the 2003 Plan.

        The Board of Directors recommends that you vote FOR the proposal to approve the 2003 Stock Incentive Plan.

MANAGEMENT

Executive Officers

        The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below as of April 1, 2003.

        Kevin G. Champagne. See "Information Regarding Nominees and Directors" above.

        Arthur W. Short has served as Vice President of the Company since 1997. He also serves as Executive Vice President of Compass Bank, a position he has held since 1993, and as Chief Operating Officer of Compass Bank, a position he has held since 1997. Prior to 1997, Mr. Short served as Treasurer of the Company (since its formation in 1994) and as Treasurer and Chief Financial Officer of Compass Bank. Mr. Short is a Certified Public Accountant. He joined Compass Bank in 1981. Mr. Short is 62 years old.

        John D. Kelleher has served as Vice President of the Company since its formation in 1994 and as Executive Vice President of Compass Bank since 1993. He has headed Compass Bank's Lending Division since 1984. Mr. Kelleher joined Compass Bank's Management Training Program in 1971. Mr. Kelleher is 57 years old.

        Francis S. Mascianica, Jr. has served as Treasurer of the Company since 1997, as Executive Vice President of Compass Bank since December 2000 and as Treasurer and Chief Financial Officer of Compass Bank since 1997. He served as Senior Vice President of Compass Bank from 1997 through 2000. Mr. Mascianica joined Compass Bank in 1981. He is 55 years old.

        Carolyn A. Burnham has served as Vice President of the Company since its formation in 1994 and as Executive Vice President/Retail Banking of Compass Bank since December 2000. She served as Senior Vice President and head of the Retail Banking Division of Compass Bank from 1994 to 2000. Ms. Burnham has held various positions with Compass Bank since she joined Compass Bank in 1966. She is 54 years old.

        Robert J. Camara has served as Vice President of the Company and as Senior Vice President and Loan Servicing Manager of Compass Bank since 1997. He joined Compass Bank in 1987 as Assistant Vice President and Auditor and became Vice President and Loan Servicing Manager in 1990. Mr. Camara is a Certified Public Accountant. Mr. Camara is 45 years old.

        Joseph F. Casey has served as Vice President of the Company and as Senior Vice President, Chief Financial Officer and Treasurer of Compass Bank since February 2003. Prior to joining Compass Bank, Mr. Casey served as Chief Financial Officer and Treasurer of Andover Bancorp, Inc. Mr. Casey is a Certified Public Accountant and is 42 years old.

        Mark T. Langone has served as Vice President of the Company and Senior Vice President/Risk Management of Compass Bank since February 2003. Prior to joining Compass Bank, Mr. Langone served as a Bank Examiner for the Federal Deposit Insurance Company. Mr. Langone is 35 years old.

        Bruce M. Lemieux has served as Vice President of the Company and as Senior Vice President and Senior Credit Officer of Compass Bank since January 2001. He joined Compass Bank in July 2000 as Vice President and Commercial Credit Manager. Prior to joining Compass Bank, Mr. Lemieux served as a program manager for the Federal Deposit Insurance Company. On June 24, 1998, Mr. Lemieux filed a petition for relief under Chapter 7 of the Bankruptcy Code and received a discharge of pre-petition obligations on October 6, 1998. Mr. Lemieux is 55 years old.

        James R. Rice has served as Vice President of the Company and as Senior Vice President of Marketing of Compass Bank since December 1998. Prior to joining Compass Bank in 1997 as Vice President of Marketing, Mr. Rice served as a Senior Marketing Manager for BankBoston from 1995 to 1997 and as Vice President of Marketing for Medford Savings Bank from 1988 to 1995. Mr. Rice is 41 years old.

        William D. Rigby has served as Vice President of the Company since its formation in 1994, as Senior Vice President of Compass Bank since 1994 and as Manager of the Consumer Lending Department of Compass Bank since he joined Compass Bank in 1985. He is 55 years old.

        Carl W. Taber has served as Vice President of the Company since its formation in 1994, as Senior Vice President of Compass Bank since 1993 and as head of Mortgage Lending of Compass Bank since 1984. Mr. Taber joined Compass Bank's Management Training Program in 1975. He is 49 years old.

        Friend S. Weiler has served as Vice President of the Company since 1999 and as Senior Vice President of Compass Bank since 1999. Prior to joining Compass Bank, Mr. Weiler served as Senior Vice President–Commercial Lending for Fleet Bank of Massachusetts. Mr. Weiler is 57 years old.

        All executive officers of the Company hold office until the first meeting of the Board of Directors following the annual meeting of stockholders or special meeting in lieu thereof and until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them. Officers may generally be removed from office by vote of a majority of the full Board of Directors.

Executive Compensation

        Summary Compensation Table.    The following table sets forth certain information regarding compensation of the Chief Executive Officer and the Company's four most highly compensated officers other than the Chief Executive Officer who served as officers at the end of fiscal 2002 and whose annual compensation exceeded $100,000 for fiscal 2002.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year				Restricted Stock Awards	Securities Underlying Options/SARs	All Other Compensation(3)
		Salary	Bonus(1)	Other(2)
Kevin G. Champagne President and Chief Executive Officer of the Company and Compass Bank	2002 2001 2000	$395,018 350,012 331,762	$180,000 140,005 99,529		— — —	— — —	$124,716 107,520 107,037
Arthur W. Short Vice President of the Company; Executive Vice President and Chief Operating Officer of Compass Bank	2002 2001 2000	218,710 184,508 171,007	57,739 51,662 30,781		— — —	— — —	26,373 20,241 19,393
John D. Kelleher Vice President of the Company; Executive Vice President/ Lending of Compass Bank	2002 2001 2000	173,957 156,156 151,155	45,925 27,208 36,277		— — —	— — —	23,073 18,596 19,379
Francis S. Mascianica, Jr. Treasurer of the Company; Executive Vice President, Chief Financial Officer and Treasurer of Compass Bank	2002 2001 2000	172,586 139,584 128,883	51,776 40,480 28,354		— — —	— — —	21,667 16,073 24,554
Carolyn A. Burnham Vice President of the Company; Executive Vice President/Retail Banking of Compass Bank	2002 2001 2000	144,550 132,548 121,848	38,161 37,113 26,807		— — —	— — —	19,168 15,023 15,896

(1)
Bonuses are reported for the year they were earned, even if paid in the subsequent year.

(2)
Perquisites and other personal benefits paid to each officer included in the Summary Compensation Table in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each officer, and accordingly, are omitted from the table in accordance with the rules of the SEC.

(3)
For 2002, includes Compass Bank's matching and automatic contributions under its 401(k) plan of $12,000, $12,000, $10,617, $10,355 and $9,001 for Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham, respectively; premiums paid by Compass Bank for excess group term life insurance of $1,518, $4,342, $2,425, $1,281 and $1,056 for Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham; and allocation of shares of Common Stock under the Company's Employee Stock Ownership Plan (the "ESOP"), the dollar value of which was $10,031, $10,031, $10,031, $10,031 and $9,111 for Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham, respectively. For Mr. Champagne, includes $101,167 contributed to his account in 2002 under Compass Bank's executive deferred compensation plan as a supplemental retirement benefit.

        Option Grants.    No stock options were granted by the Company to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2002.

        Fiscal Year-End Option Table.    The following table provides information regarding stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2002.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-the-Money Options/ SARs at Fiscal Year-End(2)
	Shares Acquired On Exercise
Name		Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin G. Champagne	0	0	156,000	104,000	$1,347,216	$898,144
Arthur W. Short	2,000	$24,490	52,000	36,000	449,072	310,896
John D. Kelleher	10,000	115,150	44,000	36,000	379,984	310,896
Francis S. Mascianica, Jr.	0	0	46,500	31,000	401,574	267,716
Carolyn A. Burnham	0	0	46,500	31,000	401,574	267,716

(1)
Value is based on the last sales price of Common Stock on the date of exercise as reported by the Nasdaq National Market, less the option exercise price ($11.375).

(2)
Value is based on the last sales price of Common Stock on December 31, 2002 ($20.01) as reported by the Nasdaq National Market, less the option exercise price ($11.375). These values have not and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of the sale of the shares.

Compensation Committee Report on Executive Compensation

        The Company's Compensation Committee consists of Messrs. Dyer, LeBlanc, Legate, Lemieux and Ribeiro. The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based on the performance of the Company (as compared to its annual business plan). The Committee reviews both components of compensation to ensure salaries remain competitive and bonuses reward performance.

        Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry and were reviewed and established in December 2001 for 2002. In setting compensation levels for 2002, the Committee reviewed executive officer compensation data contained in a report dated November 2001 prepared by Thomas Warren & Associates (the "Thomas Warren Report") on behalf of the Company. The Thomas Warren Report contained data from two other banking compensation surveys, the SNL Securities survey dated May 2001, and a Massachusetts Bankers Association survey. Both surveys included data from Massachusetts banks with $1 billion or more in assets.

        The Company's Chief Executive Officer reviewed the performance of each executive officer and the Compensation Committee reviewed the performance of the Chief Executive Officer. The Compensation Committee's review of the Chief Executive Officer was based on its assessment of the degree to which the Chief Executive Officer accomplished strategic and financial goals. Based on the Chief Executive Officer's performance reviews of executive officers and the Compensation Committee's performance review of the Chief Executive Officer, the Compensation Committee made recommendations for executive officer compensation to the Board of Directors, which establishes executive salaries for the upcoming year.

        The Company has an Incentive Compensation Plan (the "Bonus Plan") pursuant to which certain officers of Compass Bank are eligible for bonuses if the Company achieves its financial performance goals for the year. The performance goals used to determine the amount available for award under the Bonus Plan include return-on-equity, earnings per share and net loan/deposit growth. The 2002 performance goals for the Company (exclusive of the bonus accrued) were a return-on-equity target of approximately 12.09% to 14.02%, an earnings per share target of $1.34 to $1.45, an efficiency ratio target of 56.19% to 52.81% and combined net loan/deposit growth targets of $285 million to $368 million. Based on the extent to which the Company achieves those objectives, participants may receive from 0% to 40% of base salary, depending on their Bonus Plan group. The Compensation Committee reviews both individual performance and Company goals annually; however, the Board of Directors has final authority with respect to all bonus awards. The Company achieved its performance goals for 2002.

        Equity-Based Compensation.    The Compensation Committee believes that stock ownership by Directors and management and stock-based compensation arrangements are beneficial in aligning the Board's and management's interests with the interests of stockholders. In 1999, Directors and executive officers received stock options and restricted stock awards under the Company's 1999 Stock Incentive Plan.

        In determining initial awards under the Company's Stock Incentive Plan, the Committee reviewed reports provided by a Company consultant, which outlined allocations to directors and executive officers of more than twelve recently converted financial institutions. The Committee also reviewed summary proxy material from a select peer group of Northeast financial institutions with assets between $600 million and $2 billion.

        Chief Executive Officer Compensation.    Mr. Champagne's salary and bonus are determined by the Compensation Committee substantially in accordance with the policies described above relating to all executives of the Company. In particular, the Compensation Committee considered, among other things, the following performance criteria in determining Mr. Champagne's 2002 base salary: (1) return-on-assets and return-on-equity of the Company; (2) selection and management of staff; (3) development of regional business relationships; (4) effective management of budgets and asset growth; and (5) development of new opportunities for business expansion, including the proposed acquisition of Bay State Bancorp, Inc. The grant of a cash bonus to Mr. Champagne for fiscal 2002 reflects the Company's achievement of certain performance objectives as specified in the Bonus Plan.

        In December 2001, the Compensation Committee increased Mr. Champagne's salary for fiscal 2002. This salary increase was based on data set forth in the Thomas Warren Report, the Massachusetts Bankers Association survey and the SNL Securities survey for chief executive officer salaries in the peer group, the continuing improvement in the Company's performance and recognition of Mr. Champagne's achievement of certain strategic goals, including building an experienced management team, improving asset quality and the proposed acquisition of Bay State Bancorp, Inc. The Committee established Mr. Champagne's salary at a level that is comparable to that of other chief executive officers of similarly situated banks.

                      Howard C. Dyer, Jr., Chairman
                      J. Louis LeBlanc
                      Frederic D. Legate
                      Reale J. Lemieux
                      Carl Ribeiro

Compensation Committee Interlocks and Insider Participation

        Messrs. Dyer, LeBlanc, Legate, Lemieux and Ribeiro served as members of the Compensation Committee during fiscal 2002. No person serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer of another entity for which an executive officer of the Company or the Bank serves on the Board of Directors or on that entity's Compensation Committee.

PERFORMANCE GRAPH

        The following graph compares the performance of the Common Stock of the Company (assuming reinvestment of dividends) with the total return for the S&P 500 Index and the SNL Securities $1 billion to $5 billion Thrift Index. The calculation of total cumulative return assumes a $100 investment was made at market close on November 20, 1998, the date of the Company's initial public offering.

	Period Ending
Index
	11/20/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Seacoast Financial Services Corporation	100.00	99.39	99.65	120.52	176.37	210.00
S&P 500	100.00	105.78	128.04	116.38	102.56	79.78
SNL $1B–$5B Thrift Index	100.00	100.62	90.10	108.91	155.27	198.84

        There can be no assurance that stock performance will continue into the future with the same or similar trends to those depicted in the graph above. Data for the chart was provided to the Company by SNL Securities and is believed to be reliable, but neither the accuracy nor the completeness of the information is guaranteed by the Company.

Employment and Change in Control Agreements

        The Company and Compass Bank have entered into employment agreements with Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham. The agreements provide for an annual base salary, subject to increase (which increased amount becomes a floor below which the officer's base salary may not fall during the term of the agreement), and certain benefits. The current base salary of each of Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham is $450,002, $229,609, $181,757, $182,085 and $161,749, respectively.

        The initial term of each agreement is two years (in the case of Mr. Champagne, three years), with the term automatically extended by one day for each day that the officer is employed by Compass Bank (and the Company, in the case of Mr. Champagne).

        In the event the officer's employment is terminated for other than "cause" or by the officer for "good reason", each as defined in the agreement, the officer will be entitled to receive a lump sum severance benefit equal to two times (in the case of Mr. Champagne, three times) the sum of the officer's annual base salary and the highest annual bonus paid to the officer in the three fiscal years preceding the termination, plus certain other benefits.

        The Company and Compass Bank have also entered into change in control agreements with Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham. The change in control agreements provide for a lump sum severance payment equal to approximately three times the officer's "base amount" (as such term is defined in Section 280G(b)(3) of the Internal Revenue Code) and certain other benefits if, within three years of a "Change in Control" (as defined in the agreements) of the Company or Compass Bank, the officer's employment is terminated (for any reason other than death or "cause") or if the officer terminates his or her employment following: (i) a significant change in the nature or scope of the officer's responsibilities, authorities, powers, functions or duties; (ii) a determination by the officer that, as a result of a Change in Control, the officer is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the officer immediately prior to the Change in Control; (iii) a reduction in the officer's annual base salary; (iv) a significant relocation of the offices of the Company or Compass Bank; (v) a failure of either the Company or Compass Bank to pay any portion of compensation due to the officer; (vi) the termination of or a material reduction in the officer's benefits; or (vii) a failure of the Company or Compass Bank to obtain a satisfactory agreement from any successor to assume and agree to perform the officer's Change in Control Agreement.

        Officers may elect to receive termination benefits under either their employment agreement or their change in control agreement, but not both.

        The Company has also entered into Change in Control Agreements with certain other officers that are substantially similar to the foregoing, except that the benefit is equal to two (rather than three) times the "base amount" and is payable only if employment terminates within one year after the Change in Control.

Executive Salary Continuation Agreements

        Compass Bank has entered into a salary continuation agreement with four of the Company's executive officers: Messrs. Champagne, Short, Kelleher and Mascianica. The agreements provide each officer with an annual supplemental retirement benefit in an amount equal to 25% of the average of the three highest years of compensation (including salary and bonuses) paid to the officer in the ten years of employment immediately preceding the officer's retirement. The benefit is payable monthly, for a period of 15 years, commencing on the first day of the month next following the officer's retirement. A reduced benefit is payable if the officer retires prior to the age of 65, but after age 55. If the officer dies while employed by Compass Bank, an annual benefit will be paid, in monthly installments, to the officer's beneficiary for a period of 15 years in an annual amount equal to 25% of the officer's salary on the date of his death. If the officer's employment with Compass Bank is terminated prior to the age of 55 other than for cause, the officer is entitled to a benefit equal to 5% of the benefit he would have received upon retirement at age 65, multiplied by the number of years of service between the age of 35 and termination of employment. The agreements are funded by life insurance policies, of which Compass Bank is the owner and beneficiary, held in a "rabbi" trust.

        Compass Bank has agreed to calculate each year the additional amount that would need to be accrued in order to result in the executive annually receiving 70% of the average of the three highest years of compensation paid to the officer in the ten years of employment immediately preceding the officer's retirement from a combination of an actuarial benefit calculated from the distribution resulting from the termination of Compass Bank's defined benefit plan, executive salary continuation agreement, the Bank's contribution to the executive's 401(k) plan, the ESOP, social security and any supplemental funding. This amount, if any, is added to the executive's account under Compass Bank's deferred compensation plan.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information as of April 1, 2003 regarding each Director of the Company, each executive officer named in the Summary Compensation Table, all Directors and executive officers of the Company as a group and each person known by the Company to own beneficially more than 5% of the Company's common stock.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class (2)
Perkins, Wolf, McDonnell & Company 310 S. Michigan Ave., Suite 2600 Chicago, Illinois 60604	2,896,500	(3)	12.54%
Carolyn A. Burnham	85,233	(4)	*
David P. Cameron	28,600	(5)	*
Kevin G. Champagne	295,366	(6)
Howard C. Dyer, Jr.	32,100	(7)	*
Mary F. Hebditch	47,460	(8)	*
Glen F. Johnson	41,600	(9)	*
John D. Kelleher	87,967	(10)	*
Thornton P. Klarén, Jr.	27,445	(11)	*
J. Louis LeBlanc	38,000	(12)	*
Frederic D. Legate	191,949	(13)	*
Reale J. Lemieux	40,985	(14)	*
Francis S. Mascianica, Jr.	85,420	(15)	*
A. William Munro	115,600	(16)	*
Philip W. Read	2,005	(17)	*
Carl Ribeiro	48,600	(18)	*
Arthur W. Short	95,888	(19)	*
Joseph H. Silverstein	30,100	(20)	*
Gerald H. Silvia	33,536	(21)	*
Directors and executive officers as a group (26 persons)	1,552,173	(22)	6.72%

*
Less than 1%

(1)
Except as otherwise noted, all persons have sole voting and investment power over their shares.

(2)
Calculated based on outstanding shares of Common Stock on April 1, 2003.

(3)
The Company has received a copy of a report on Schedule 13G (Amendment No. 2) dated January 31, 2003, which states that the Reporting Person has shared voting and dispositive power with respect to all of these shares. The Company has received a copy of a report on Schedule 13G dated March 14, 2003 filed by Berger Small Cap Value Fund, which states that Perkins, Wolf, McDonnell & Company is the sub investment advisor delegated with investment and voting authority with respect to the 2,000,000 shares reported by Berger Small Cap Value Fund in its report on Schedule 13G. The Company has been advised that the shares reported by Berger Small Cap Value Fund are included in the shares reported by Perkins, Wolf, McDonnell & Company.

(4)
Includes 6,407 shares held by 401(k) plan, 2,136 shares held by the ESOP as to which Ms. Burnham has the power to direct voting and 46,500 shares which Ms. Burnham has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(5)
Includes 6,100 shares which Mr. Cameron has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(6)
Includes 2,700 shares owned by spouse, 19,729 shares held by executive deferred compensation plan, 7,968 shares held by 401(k) plan, 50 shares held as custodian for daughter, 2,529 shares held by the ESOP as to which Mr. Champagne has the power to direct voting and 156,000 shares which Mr. Champagne has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(7)
Includes 15,600 shares which Mr. Dyer has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(8)
Includes 4,469 shares held in IRA and 10,100 shares which Ms. Hebditch has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(9)
Includes 15,600 which Mr. Johnson has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(10)
Includes 500 shares held as custodian for son, 930 shares held in spouse's IRA, 2,467 shares held by the ESOP as to which Mr. Kelleher has the power to direct voting and 44,000 shares which Mr. Kelleher has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(11)
Includes 2,916 shares owned by spouse, 255 shares owned by daughter and 12,600 shares which Mr. Klarén has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(12)
Includes 7,400 shares held by IRA, 3,000 shares held by spouse, 1,000 shares held in spouse's IRA and 15,600 shares which Mr. LeBlanc has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(13)
Includes 31,925 shares owned by spouse and 15,600 shares which Mr. Legate has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(14)
Includes 3,467 shares held by IRA, 3,266 held in spouse's IRA, 5,500 held by spouse, 600 shares held for the benefit of his grandchildren and 12,600 shares which Mr. Lemieux has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(15)
Includes 4,933 shares held by 401(k) plan, 1,500 shares jointly held with family members, 2,237 shares held by the ESOP as to which Mr. Mascianica has the power to direct voting and 46,500 shares which Mr. Mascianica has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(16)
Includes 75,000 shares held jointly with his spouse in an IRA and 15,600 shares which Mr. Munro has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(17)
Includes 1,000 shares which Mr. Read has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(18)
Includes 6,000 shares held by spouse and 12,600 shares which Mr. Ribeiro has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(19)
Includes 1,157 shares held by 401(k) plan, 3,872 shares held by executive deferred compensation plan, 2,529 shares held by the ESOP as to which Mr. Short has the power to direct voting and 52,000 shares which Mr. Short has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(20)
Includes 20,533 shares which Mr. Silverstein has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(21)
Includes 6,200 shares held by spouse and 12,600 shares which Mr. Silvia has the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(22)
Includes 20,533 shares held by the ESOP as to which all executive officers have the power to direct voting and 642,450 shares which all executive officers and directors have the right to acquire within 60 days of April 1, 2003 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

Equity Compensation Plans

        The following table sets forth certain information as of December 31, 2002 regarding securities authorized for issuance under the Company's equity compensation plans. As of December 31, 2002, the Company has only one equity compensation plan, the 1999 Stock Incentive Plan. The 1999 Stock Incentive Plan was approved by the Company's stockholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a) (c)
Equity compensation plans approved by shareholders	1,329,250	11.832	11,000
Equity compensation plans not approved by shareholders	—	—	—

Total	1,329,250	11.832	11,000

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

        During 2002, the Company was subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company during and with respect to 2002, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to the Company's officers, Directors and greater-than-10% beneficial owners were complied with during 2002, except that Mr. Champagne was delinquent in filing three Form 4s to report the acquisition of an aggregate of 330 shares of Common Stock (three transactions) pursuant to the Company's deferred compensation plan, which, under the new Section 16 reporting rules, must be reported currently rather than once a year. The delinquencies were due to the plan administrator's inability to provide timely information to Mr. Champagne with respect to the number of shares purchased. Mr. Champagne has discontinued his election to purchase Company shares in his deferred compensation plan as a result of these reporting difficulties.

CERTAIN TRANSACTIONS WITH MANAGEMENT

        Some of the Directors and executive officers, as well as members of their immediate families and companies, organizations, trusts and other entities with which they are associated are, or during 2002 were, customers of the Banks in the ordinary course of business or had loans outstanding from the Banks during 2002, including loans of $60,000 or more. It is anticipated that such persons and their associates will continue to be customers of and indebted to the Banks in the future. All such loans were made in the ordinary course of business, did not involve more than the normal risk of collectibility or present other unfavorable features and were made on substantially the same terms, including interest rates and collateral, as prevailed at the time for comparable transactions with other persons.

INFORMATION CONCERNING AUDITORS

        Effective May 16, 2002, the Company's audit committee recommended and the Company's executive committee unanimously voted to dismiss Arthur Andersen LLP and to engage KPMG LLP as its independent accountants for the remainder of the fiscal year ended December 31, 2002. The Company has selected KPMG LLP to serve as its independent public accountants for the year ending December 31, 2003. The Company was advised by KPMG LLP that neither the firm nor any of their associates have any relationship with the Company or any affiliate of the Company. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        During the Company's fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period prior to May 16, 2002, Arthur Andersen LLP did not have any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements.

        The reports of Arthur Andersen LLP on the Company's financial statements for the period from January 1, 2000 through December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the period from January 1, 2000 through May 16, 2002, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

KPMG LLP Fees

  Audit Fees

        KPMG LLP billed the Company an aggregate of $215,000 in fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on SEC Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002.

  Financial Information Systems Design And Implementation Fees

        KPMG LLP did not render any professional services to the Company in connection with the design or implementation of financial information systems during the year ended December 31, 2002.

  All Other Fees

        KPMG LLP billed the Company an aggregate of $105,400 for other services rendered to the Company during the fiscal year ended December 31, 2002, including $13,400 for tax services and $92,000 for services related to the Company's issuance of trust preferred securities.

        The Audit Committee has discussed the independence of KPMG LLP and considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence, and has satisfied itself as to KPMG LLP's independence.

Arthur Andersen LLP Fees

  Audit Fees

        Arthur Andersen LLP billed the Company an aggregate of $12,500 in fees for professional services rendered for the reviews of the financial statements included in the Company's Quarterly Reports on SEC Form 10-Q for the quarter ended March 31, 2002.

  Financial Information Systems Design And Implementation Fees

        Arthur Andersen LLP did not render any professional services to the Company in connection with the design or implementation of financial information systems during the year ended December 31, 2002.

  All Other Fees

        Arthur Andersen LLP billed the Company an aggregate of $76,686 for other services rendered to the Company during the fiscal year ended December 31, 2002, including $5,970 for tax services, $50,000 for services related to the Company's issuance of trust preferred securities and $20,716 for a loss valuation assessment in connection with a legal matter in which the Company was involved.

SOLICITATION

        Brokers, banks and other nominees will be reimbursed for out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of Common Stock. In addition to the solicitation by mail, solicitations of proxies may be made personally or by telephone by Directors, officers and certain employees of the Company.

        The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies, for a fee of $6,500 plus expenses. All expenses incurred in connection with this solicitation will be borne by the Company.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        Certain stockholders whose shares are held in the name of a broker, bank or other nominee and who share a single address may receive only one copy of this Proxy Statement and the Company's 2002 Annual Report, in accordance with a notice delivered earlier this year by their bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of this Proxy Statement or the Company's 2002 Annual Report, by contacting their record holder. Any householded stockholder who wishes to either discontinue or commence householding, or who would like to request prompt delivery of a copy of this Proxy Statement or the Company's 2002 Annual Report, may also do so by contacting us at (800) 322-9313 or by writing to us at Investor Relations, One Compass Place, New Bedford, Massachusetts 02740. If you are requesting to discontinue or commence householding, you must provide your name, the name of your broker, bank or other record holder, and your account information.

SUBMISSION OF STOCKHOLDER PROPOSALS
FOR 2004 ANNUAL MEETING

        In order to be included in proxy materials for the 2004 annual meeting of stockholders or special meeting in lieu thereof, qualifying stockholder proposals must be delivered to the Company at its principal executive offices on or after December 17, 2003. Any such proposal should be mailed to: Clerk, Seacoast Financial Services Corporation, P.O. Box 2101, New Bedford, Massachusetts 02741. If the date of the next annual meeting is subsequently changed by more than 30 calendar days from the date of this year's Annual Meeting, the Company will, in a timely manner, inform its stockholders of such change and the date by which proposals of stockholders must be received.

        In addition, Section 3 of Article II of the Company's By-laws requires that a stockholder who wishes to propose an item of business for consideration at the annual meeting must provide notice of such item of business to the Company at its principal executive offices not less than 60 days nor more than 150 days before the date for such meeting. For next year's scheduled annual meeting, the deadline for submission of notice is March 15, 2004. Section 3 of Article III of the By-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the Board of Directors. Any proposal or nomination submitted after March 15, 2004 will be untimely. The By-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. A copy of the Company's By-laws will be provided to any stockholder of the Company at no cost upon written request to the Clerk of the Company.

MISCELLANEOUS

        The Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any business that may properly be presented at the Annual Meeting, other than the matters specifically listed in the Notice of Annual Meeting of Stockholders. However, if any further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with applicable rules.

Appendix A

SEACOAST FINANCIAL SERVICES CORPORATION

AUDIT COMMITTEE CHARTER

         Adopted by the Board of Directors
March 27, 2003

1.	General Statement of Purpose	3
2.	Audit Committee Composition	3
3.	Subcommittees	3
4.	Meetings	3
5.	Compensation; Ongoing Independence	3
6.	Audit Committee Activities	4
	6.1 General	4
	6.2 Internal Controls and Risk Assessment	4
	6.3 Internal Audit	5
	6.4 Compliance with Laws and Regulations	5
	6.5 Financial Reporting	5
	6.6 Independent Auditor	6
7.	Procedures for Complaints	6

SEACOAST FINANCIAL SERVICES CORPORATION
AUDIT COMMITTEE CHARTER

1.    General Statement of Purpose

        The Audit Committee of the Board of Directors (the "Audit Committee") of Seacoast Financial Services Corporation (the "Company") assists the Board of Directors in general oversight and monitoring of management's and the independent auditor's participation in the Company's financial reporting process, and in reviewing management's systems of internal control and the Company's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in exercising its oversight function is to promote and preserve the integrity of the Company's financial statements and financial reporting process, as well as the independence of the Company's independent auditor. Also, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, internal auditors and the independent auditor. The Audit Committee shall also perform such other duties as the Board of Directors shall delegate to it or as otherwise required by law or the Company's charter or by-laws.

2.    Audit Committee Composition

        The Audit Committee shall consist of at least three members who shall be appointed annually by, and shall serve at the discretion of, the Board of Directors. In selecting the members of the Audit Committee, the Board shall endeavor to ensure that each member of the Audit Committee satisfies the applicable independence, financial literacy and other requirements of the Nasdaq Stock Market, Inc., the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any related rules and regulations. The Board shall endeavor to appoint at least one member of the Audit Committee who shall qualify as an Audit Committee Financial Expert within the meaning of the Exchange Act. The Board of Directors shall designate one member of the Audit Committee to be Chairman of the Committee.

3.    Subcommittees

        To the extent permitted by law, the Audit Committee shall have the authority to delegate its authority to any subcommittee of the Audit Committee, which may consist of one or more members of the Audit Committee. The Chairman or any subcommittee of the Audit Committee shall have the authority to pre-approve the provision of any audit or non-audit services to the Company by the Company's independent auditor. Any such pre-approval of audit or non-audit services by the Company's independent auditor shall be reported to the Audit Committee at its next scheduled meeting.

4.    Meetings

        The Audit Committee generally is to meet five times per year in person or by telephone conference call, with any such additional meetings as may be deemed necessary by the Audit Committee. The minutes of the Audit Committee meetings shall be available to the full Board of Directors.

5.    Compensation; Ongoing Independence

        The Board of Directors shall determine whether the members of the Audit Committee shall receive special compensation for their service on the Audit Committee. To maintain the independence of the Audit Committee, no member of the Committee shall, except to the extent permitted by the Securities and Exchange Commission (the "SEC"), the Exchange Act and the applicable rules of the Nasdaq Stock Market, Inc., (a) directly or indirectly accept any consulting, advisory or other compensatory fee from the Company (other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or another Committee of the Board of Directors) or from any direct or indirect consolidated majority-controlled subsidiary or (b) be an affiliated person of the Company.

6.    Audit Committee Activities

        In meeting its responsibilities, the Audit Committee shall:

  6.1
  General

  (A)
  Have the power to conduct or authorize investigations into any matters within the Company's scope of responsibilities. The Committee shall have unrestricted access to members of management and relevant information. The Committee shall be empowered to retain independent counsel, accountants and others to assist in the conduct of any investigation.

  (B)
  Review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

  (C)
  Meet regularly with the independent auditor, the internal auditors and management in separate sessions to discuss any matters that the Committee believes should be discussed privately with the Audit Committee.

  (D)
  Provide for inclusion in the Company's proxy statement or other SEC filings any report from the Audit Committee required by the applicable laws and regulations and stating, among other things, whether the Audit Committee has:

  (i)
  Reviewed and discussed the annual audited consolidated financial statements with management.

  (ii)
  Discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61.

  (iii)
  Received disclosures from the independent auditor regarding their independence as required by Independence Standards Board Standard No. 1 and discussed with them their independence.

  (iv)
  Recommended to the Board of Directors that the audited consolidated financial statements be included in the Company "s Annual Report on Form 10-K.

  6.2
  Internal Controls and Risk Assessment

  (A)
  Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to monitor and control such risks to the Company.

  (B)
  Consider and review with management, internal auditors and the independent auditor:

  (i)
  The effectiveness of or weaknesses in the Company's internal controls, including the status and adequacy of information systems and security.

  (ii)
  Any related significant findings and recommendations of the independent auditor and the internal auditors, together with management's responses, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

  (C)
  Instruct the independent auditor to communicate directly to the Audit Committee any serious difficulties or disputes with management. The independent auditor are ultimately responsible to the Audit Committee of the Company.

  6.3
  Internal Audit

  (A)
  Review annually and update the Company's Audit Policy.

  (B)
  Review and evaluate the internal audit function of the Company, including the independence, the annual audit plan and the effectiveness of the internal audit process in the assessment of risks.

  (C)
  Review the appointment and replacement of the internal auditors.

  (D)
  Consider and review with the internal auditors:

  (i)
  Significant findings and management's responses, including the timetable for implementation to correct weaknesses.

  (ii)
  Any difficulties encountered in the course of an audit, such as restrictions on the scope of their work or access to information.

  (iii)
  Any changes required in the planned scope of the overall audit plan.

  6.4
  Compliance with Laws and Regulations

  (A)
  Ascertain whether the Company has an effective process for determining risks and exposures from asserted and unasserted litigation and claims from noncompliance with laws and regulations.

  (B)
  Review with the Company's general counsel and other professional advisors, when deemed necessary, any legal, tax or regulatory matters that may have a material impact on the Company's operations and financial statements.

  6.5
  Financial Reporting

  (A)
  Review with financial management and the independent auditor the Company's quarterly and annual consolidated financial statements prior to the filing of its Forms 10-Q and 10-K, respectively.

  (B)
  Discuss with the independent auditor its judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  (C)
  Based on its review and discussions, advise management whether anything has come to the Audit Committee's attention that causes it to believe that the audited consolidated financial statements included in the Company's Form 10-Q or Form 10-K contain an untrue statement of material facts or omit to state a necessary material fact.

  (D)
  Review with management and the independent auditor at the completion of the annual audit:

  (i)
  The annual consolidated financial statements and related footnotes.

  (ii)
  The independent auditor's audit of the consolidated financial statements and its report.

  (iii)
  Any significant changes required in the independent auditor's overall audit plan.

  (iv)
  Any difficulties or disputes with management encountered during the audit.

  (v)
  The Company's accounting principles.

  (vi)
  Other matters related to conduct which should be communicated to the Audit Committee under generally accepted auditing standards.

  6.6
  Independent Auditor

  (A)
  Have the sole authority to retain and terminate the services of the Company's independent auditor.

  (B)
  Require that the independent auditor report directly to the Audit Committee.

  (C)
  Be directly responsible for the compensation and oversight of the work of the Company's independent auditor, including approval of all audit engagement fees and terms and the resolution of disagreements between management and the independent auditor regarding financial reporting.

  (D)
  Pre-approve all audit, review and attestation engagements required under the securities laws. Except as otherwise permitted by applicable law and regulations, the Audit Committee or authorized subcommittee of the Audit Committee shall pre-approve all audit and all permitted non-audit services to be performed by the independent auditor.

  (E)
  Review annually the qualifications and performance of the independent auditor, including senior members of the independent auditor's team.

  (F)
  Review the independence of the Company's independent auditor at least annually.

  (G)
  Review the independent auditor's process for identifying and responding to key audit and internal control risks.

7.    Procedures for Complaints

        The Audit Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

* * * * * * *

        Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Appendix B

SEACOAST FINANCIAL SERVICES CORPORATION
2003 STOCK INCENTIVE PLAN

         Adopted February 27, 2003
By Board of Directors

SEACOAST FINANCIAL SERVICES CORPORATION
2003 STOCK INCENTIVE PLAN

        Section 1. General Purpose of the Plan; Definitions.

        The name of the plan is the Seacoast Financial Services Corporation 2003 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, directors and employees of Seacoast Financial Services Corporation (the "Company") and its Subsidiaries (as defined below) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Exchange Act of 1934, as amended.

        "Board" means the Board of Directors of the Company.

        "Cause" means personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

        "Change in Control" shall have the meaning set forth in Section 11(b).

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Committee" shall have the meaning set forth in Section 2.

        "Disability" means disability as set forth in Section 22(e)(3) of the Code.

        "Effective Date" shall have the meaning set forth in Section 14.

        "Eligible Persons" shall have the meaning set forth in Section 4.

        "Fair Market Value" on any given date means the closing price per share of the Stock on the trading day immediately preceding such date as reported by the Nasdaq Stock Market or another nationally-recognized stock exchange, or, if the Stock is not listed on such an exchange, the fair market value of the Stock as determined by the Committee.

        "Incentive Stock Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Merger" shall have the meaning set forth in Section 3(d).

        "Non-Employee Director" means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

        "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

        "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

        "Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Original Option" shall have the meaning set forth in Section 5(b).

        "Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliated Group Member"), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliated Group Member's taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member, and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

        "Stock" means the Common Stock, $0.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

        "Subsidiary" means a subsidiary as defined in Section 424 of the Code.

        Section 2. Administration of Plan; Committee Authority to Select Participants and Determine Grants.

        (a)    Committee.    The Plan shall be administered by a committee of the Board (the "Committee") consisting of all members of the Compensation Committee of the Company (not less than two (2) persons) who qualify as both an Outside Director and a Non-Employee Director (each as defined above), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

        (b)    Powers of Committee.    The Committee shall have the power and authority to grant Options consistent with the terms of the Plan, including the power and authority:

            (i) to select the directors, officers and employees of the Company and its Subsidiaries to whom Options may from time to time be granted;

            (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options and Non-Qualified Stock Options, or any combination of the foregoing, granted to any one or more participants;

            (iii) to determine the number of shares to be covered by any Option;

            (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Option, which terms and conditions may differ among individual Options and participants, and to approve the form of written instruments evidencing the Options; provided, however, that no such action shall adversely affect rights under any outstanding Option without the participant's consent; and provided further, however, that, except as provided in Section 3(c), the Committee shall have no authority to change the exercise or purchase price of or otherwise reprice any Option after the initial grant of the Option;

            (v) to accelerate the exercisability or vesting of all or any portion of any Option, but only if one of the following four conditions shall be fulfilled: (A) upon the death, retirement or disability of the optionee, (B) in connection with any Change in Control of the Company described in Section 11, or (C) in the case of any option vesting according to the lapse of time, to vest not more quickly than ratably over a period of three years, or (D) in the case of any option vesting according to performance criteria established by the Committee or the Board, to vest no earlier than the later of the first anniversary of the date of grant or the satisfaction of such performance criteria;

            (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Option may be exercised, provided, however, that such modification of an Incentive Stock Option may cause the Option to fail to satisfy the incentive stock option requirements of the Code and may not be effected without the consent of the holder; and

            (vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Option (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        (c)    Decisions Binding.    All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

        Section 3. Shares Issuable under the Plan; Mergers; Substitution.

        (a)    Shares Issuable.    The maximum number of shares of Stock which may be issued as a result of Options granted under the Plan shall be 1,100,000. For purposes of this limitation, the shares of Stock underlying any Options which are forfeited, canceled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Options may be granted under the Plan so long as the participants to whom such Options had been previously granted retained no benefits of ownership of the underlying shares of Stock to which the Option related. Likewise, if any Option is exercised by the delivery of a number of shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option under this or any prior stock option plan of the Company, only the number of shares of Stock issued net of the shares of Stock delivered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Subject to such overall limitation, any type or types of Option may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

        (b)    Limitation on Options.    In no event may any Plan participant be granted Options with respect to more than 100,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Option granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year.

        (c)    Stock Dividends, Mergers, etc.    In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 14, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities with respect to which Options may thereafter be granted (including without limitation the limitations set forth in Section 3(a) and Section 3(b) above), (ii) the number and kind of shares remaining subject to outstanding Options, and (iii) the Option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Options, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Options as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Options upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Option, shall require payment or other consideration which the Committee deems equitable in the circumstances).

        (d)    Substitute Options.    The Committee may grant Options under the Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation (collectively, "Merger"). The Committee may direct that the substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

        Section 4. Eligibility.

        Options may be granted only to directors, officers or other key employees of the Company or its Subsidiaries (collectively, "Eligible Persons").

        Section 5. Options.

        Any Option granted under the Plan shall be in such form as the Committee may from time to time approve. Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date of the Plan.

        (a)    Grant of Options.    The Committee in its discretion may determine the effective date of Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

            (i) Exercise Price. The exercise price per share for the Stock covered by an Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of Stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

            (ii) Option Term. The term of each Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of Stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

            (iii) Exercisability; Rights of a Shareholder. Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of an Option and not as to unexercised Options.

            (iv) Method of Exercise. Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

              (A) In cash, by certified or bank check or other instrument acceptable to the Committee; or

              (B) If permitted by the Committee, in its discretion, in the form of "mature" shares of Stock (as defined in the Financial Accounting Standards Board's Emerging Issues Task Force Issue 84-18) that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

              (C) If permitted by the Committee, in its discretion, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

              (D) If permitted by the Committee, in its discretion, by reducing the number of option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Stock having a Fair Market Value equal to such aggregate exercise price (it being understood that this alternative will be available only if the optionee holds sufficient "mature" shares); or

              (E) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee, in its discretion) which the Committee determines are consistent with the purpose of the Plan and with applicable laws (including the Sarbanes-Oxley Act of 2002) and regulations.

    The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option or applicable provisions of laws.

            (v) Non-transferability of Options. Except as otherwise may be provided in this Section 5(a)(v) or in an option agreement governing an Option granted under the Plan, no Option shall be transferable other than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Qualified Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Act. For purposes of this Section 5(a)(v), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable inter-vivos trust as to which the participant is both the settlor and trustee, and (b) a transfer for no consideration to: (i) any member of the participant's Immediate Family, (ii) any trust solely for the benefit of members of the participant's Immediate Family, and (iii) any partnership whose only partners are members of the participant's Immediate Family, or (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the participant's Immediate Family. For purposes of this Section 5(a)(v), "Immediate Family" includes, but is not necessarily limited to, a participant's parents, spouse, children, grandchildren and great-grandchildren. Nothing contained in this Section 5(a)(v) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Qualified Stock Option or portion thereof, and approval to transfer or assign any Non-Qualified Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Qualified Stock Option or portion thereof. The transferee or assignee of any Non-Qualified Stock Option shall be subject to all of the terms and conditions applicable to such Non-Qualified Stock Option immediately prior to the transfer or assignment and shall be subject to any conditions proscribed by the Committee with respect to such Non-Qualified Stock Option.

            (vi) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year exceeds $100,000 said excess shall be treated as a Non-Qualified Stock Option.

            (vii) Form of Settlement. Shares of Stock issued upon exercise of an Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

        (b)    Reload Options.    At the discretion of the Committee, Options granted under Section 5(a) may include a so-called "reload" feature pursuant to which an optionee exercising an Option (the "Original Option") by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the Original Option; provided, however, that the grant of such additional Option shall be subject to the availability of shares of Stock under the Plan at the time of the exercise of the Original Option.

        Section 6. Termination of Options.

        Unless otherwise provided in the applicable agreement pursuant to which the Option was granted,

        (a)    Incentive Stock Options:

            (i) Termination by Death. If any participant's employment with the Company and its Subsidiaries terminates by reason of death, any Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one year from the date of death (or such longer period as the Committee shall specify at any time), or until the expiration of the stated term of the Incentive Stock Option, if earlier.

            (ii) Termination by Reason of Disability. Any Option held by a participant whose employment with the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of six months from the date of such termination of employment (or such longer period as the Committee shall specify at any time) or until the expiration of the stated term of the Option, if earlier. The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability. Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 6(a)(ii) for the exercise of an Option shall extend such period for one year from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

            (iii) Termination by Reason of Normal Retirement. Any Option held by a participant whose employment with the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months from the date of such termination of employment (or such longer period as the Committee shall specify at any time) or until the expiration of the stated term of the Option, if earlier. The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Normal Retirement. Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 6(a)(iii) for the exercise of an Option shall extend such period for one year from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

            (iv) Voluntary Termination. Any Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of voluntary resignation by the optionee may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of thirty (30) days from the last day of the optionee's employment (or such longer period as the Committee shall specify at any time) or until the expiration of the stated term of the Option, if earlier.

            (v) Termination for Cause. If any participant's employment with the Company and its Subsidiaries has been terminated by the Company or any of its Subsidiaries for Cause, any Option held by such participant shall immediately terminate at the end of the last day of the optionee's employment and shall thereafter be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for such longer period as the Committee shall specify at any time or until the expiration of the stated term of the Option, if earlier. The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated for Cause.

            (vi) Termination Without Cause. Unless otherwise determined by the Committee, if a participant's employment with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause, any Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days from the last day of the optionee's employment (or such longer period as the Committee shall specify at any time).

        (b)    Non-Qualified Stock Options.    Non-Qualified Stock Options granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

        Section 7. Tax Withholding.

        (a)    Payment by Participant.    Each participant shall, no later than the date as of which the value of an Option or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

        (b)    Payment in Shares.    A participant may elect, with the consent of the Committee, in its discretion, to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to an Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Option. If shares are withheld from an Option in order to satisfy said withholding tax or payroll tax requirements, only the number of shares with an aggregate Fair Market Value equal to the minimum withholding amount due shall be so withheld.

        Section 8. Transfer, Leave of Absence, Etc.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)    a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

        Section 9. Amendments and Termination.

        The Board may at any time amend or discontinue the Plan, and the Committee may at any time amend or cancel any outstanding Option (or provide substitute Options at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Option if it were then initially granted under this Plan) for the purpose of responding to comments of banking regulators, satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Option without the holder's consent. However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the "incentive stock option" requirements of the Code, or cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

        Section 10. Status of Plan.

        With respect to the portion of any Option which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Option or Options. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Options hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

        Section 11. Change in Control Provisions.

        (a) In the event of a Change in Control while unexercised Options remain outstanding under the Plan, then (i) the time for exercise of all unexercised and unexpired Options shall be automatically accelerated, effective as of the effective time of the Change in Control (or such earlier date as may be specified by the Committee), and (ii) after the effective time of such Change in Control, unexercised

Options shall remain outstanding and shall be exercisable for shares of Stock (or consideration based upon the Fair Market Value of Stock) or, if applicable, for shares of such securities, cash or property as the holders of shares of Stock received in connection with such Change in Control.

        (b)    "Change in Control"    shall mean the occurrence of any one of the following events:

            (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

            (ii) persons who, as of January 1, 2003, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to January 1, 2003 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

            (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        Section 12. General Provisions.

        (a)    No Distribution; Compliance with Legal Requirements.    The Committee may require each person acquiring shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Option until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Options as it deems appropriate.

        (b)    Delivery of Stock Certificates.    Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

        (c)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

The adoption of the Plan or any Option under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        Section 13. Delegation by Committee. The Committee may delegate to the Chief Financial Officer or other officer of the Company the authority to make decisions relating to the exercise of Options, including without limitation (i) the authority to permit the holder of an Option to deliver Stock in payment of the exercise price, and (ii) the authority to permit a holder of an Option to satisfy a tax withholding obligation by authorizing the Company to withhold shares from the shares of Stock to be issued pursuant to an Option.

        Section 14. Effective Date of Plan.

        The Effective Date of the Plan shall be the date of its adoption by the Board of Directors provided that the stockholders of the Company shall have approved the Plan within twelve (12) months following the adoption of the Plan.

        Section 15. Governing Law.

        This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

REVOCABLE PROXY
SEACOAST FINANCIAL SERVICES CORPORATION

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		1.	Election of Directors:	For	With- hold	For All Except
				☐	☐	☐
Annual Meeting of Stockholders
May 20, 2003			Howard C. Dyer, Jr., Thornton P. Klarén, Jr., Reale J. Lemieux and Joseph H. Siverstein

The undersigned hereby appoints Kevin G. Champagne and Arthur W.		INSTRUCTION: To withhold authority to vote for any individual
Short and each or either of them, as proxies, with full power of		nominee, mark "For All Except" and write that nominee's name in the
substitution to each and to each substitute appointed pursuant to such		space provided below.
power, of the undersigned to vote all shares of stock of Seacoast Financial Services Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Tuesday, May 20, 2003, and at any and all adjournments thereof, with
all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated hereon upon the matters set forth herein and in their discretion upon all other matters which may properly come before said Meeting. The undersigned hereby				For	Against	Abstain
acknowledges receipt of a copy of the accompanying Notice		2.	Approval of 2003 Stock	☐	☐	☐
and Proxy Statement for the Annual Meeting of Stockholders			Incentive Plan.
and hereby revokes any proxy or proxies, if any, heretofore given by him to others for said Meeting.

If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified above by the stockholder with respect to any matter to be acted upon, the shares will be voted upon that matter in accordance with the specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please be sure to sign and date this Proxy in the box below.	Date
Please sign exactly as your name appears on this card. Joint owners should sign. When signing as attorney, administrator, trustee, guardian or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office. If a partner, sign in partnership name.

Stockholder sign above	Co-holder (if any) sign above

......................................................................................................................................................................................

Detach above card, sign, date and mail in postage paid envelope provided.

SEACOAST FINANCIAL SERVICES CORPORATION

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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SEACOAST FINANCIAL SERVICES CORPORATION P.O. Box 2101 New Bedford, Massachusetts 02741 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on May 20, 2003
IMPORTANT
SEACOAST FINANCIAL SERVICES CORPORATION PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To be held on Tuesday, May 20, 2003
ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION
GENERAL
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL TWO—APPROVAL OF THE 2003 STOCK INCENTIVE PLAN
MANAGEMENT
SUMMARY COMPENSATION TABLE
PERFORMANCE GRAPH
PRINCIPAL STOCKHOLDERS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
CERTAIN TRANSACTIONS WITH MANAGEMENT
INFORMATION CONCERNING AUDITORS
SOLICITATION
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
MISCELLANEOUS
SEACOAST FINANCIAL SERVICES CORPORATION AUDIT COMMITTEE CHARTER

SEACOAST FINANCIAL SERVICES CORPORATION AUDIT COMMITTEE CHARTER
SEACOAST FINANCIAL SERVICES CORPORATION 2003 STOCK INCENTIVE PLAN

SEACOAST FINANCIAL SERVICES CORPORATION 2003 STOCK INCENTIVE PLAN
REVOCABLE PROXY SEACOAST FINANCIAL SERVICES CORPORATION
Detach above card, sign, date and mail in postage paid envelope provided.
SEACOAST FINANCIAL SERVICES CORPORATION
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY